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                                                                   Exhibit 10.7
                              EMPLOYMENT AGREEMENT

         It is understood and agreed that the employment by INTERMUNE PHARMACEUTICALS, INC., a Delaware corporation (the "Company" or "InterMune"), of
W. SCOTT HARKONEN ("Executive") shall be subject to the terms and conditions of this Employment Agreement ("Agreement") effective as of the closing date of the Company's Series A Preferred Stock financing ("Effective Date").

1. DUTIES/AUTHORITY. Subject to the provisions of Section 4 below, Executive shall serve as the President and Chief Executive Officer of the Company reporting to the Company's Board of Directors and shall be granted the authority to perform and shall perform such customary, appropriate and reasonable executive duties as are usually performed by a President and Chief Executive Officer in reputable companies engaged in a line of business similar to that of the Company, or such reasonable duties as may be delegated to him from time to time by the Board of Directors of the Company (the "Board") or the Chief Executive Officer. Executive's position with the Company is exempt. Executive agrees that as a condition of Executive's employment by the Company that Executive will be bound and subject to the terms and conditions of the Employee Handbook applicable to all employees. The Employee Handbook may be revised from time to time in the sole discretion of the Company.

2.       CASH COMPENSATION AND BENEFITS.

         2.1 BASE COMPENSATION. Executive shall be paid an annual base salary of Two Hundred Twenty-Five Thousand Dollars ($225,000.00) ("Base Compensation"), payable in accordance with the Company's general payroll practices commencing on the Effective Date. A bonus for calendar year 1999 of up to Twenty-Five Thousands Dollars ($25,000) shall be paid to Executive, based upon achievement of the first tier milestones ("First Tier Milestones") set forth in Exhibit A, attached hereto and by this reference made a part hereof, and up to an additional Twenty-Five Thousand Dollars ($25,000) based upon achievement of the second tier of milestones set forth in Exhibit A ("Second Tier Milestones"). After calendar year 1999, Executive's bonuses shall be based upon milestones determined by the Board of Directors and Executive on an annual basis (collectively, with the 1999 bonuses, the "Bonuses"). Bonuses, if any, shall be paid within the first quarter of the following calendar year.

         2.2 EXECUTIVE BENEFITS. In addition to the Base Compensation, Executive shall further be entitled to participate in any employee benefits programs offer generally from time to time to senior management employees of the Company. The Company shall reimburse Executive up to One Thousand Five Hundred Dollars ($1,500) per year rewards Executive's purchase of an excess long-term disability policy and UP to Four Hundred Dollars ($400) per year towards purchase of a term life insurance policy.


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         2.3  VACATION; HOLIDAYS; ETC. Executive shall be entitled to fully-paid vacation time of fifteen (15) business days per calendar year. In addition, Executive shall be entitled to all holidays provided under the Company's regular holiday schedule and any other benefits specified in the Employee Handbook.

         2.4 STOCK PURCHASE. As additional compensation, Executive shall be entitled to purchase six hundred ninety thousand (690,000) shares of the Company's common stock in accordance with the terms and conditions of the Common Stock Purchase Agreement between the parties of even date herewith ("Stock Agreement"), which is incorporated herein by reference.

         2.5 EXPENSE REIMBURSEMENTS. Executive's expenses in performing his duties will be reimbursed by the Company in accordance with the policies established by the Board from time to time.

         2.6 TRANSFER OF CONNETICS LOAN. The Company shall assume responsibility from Connetics for the loan to Executive (the "Loan") made by Connetics (i.e. the Company shall assume full responsibility for satisfying Connetics). Comparable terms and conditions of the Loan shall be reinstituted between the Company and Executive, with the Company as obligee and Executive as obligor. Executive shall secure the new loan with Company stock, substituting said stock for the prior security consisting of Connetics' stock.

3.       TERMINATIONS AND SEVERANCE COMPENSATION

         3.1 DEFINITIONS. For purposes of this Agreement the following terms, when capitalized and used herein, shall have the following meanings:

                  3.1.1. "INVOLUNTARY TERMINATION" SHALL MEAN (I) WITHOUT EXECUTIVE'S EXPRESS WRITTEN CONSENT, A MATERIAL REDUCTION OF EXECUTIVE'S DUTIES, POSITIONS OR RESPONSIBILITIES RELATIVE TO EXECUTIVE'S DUTIES, POSITIONS, OR RESPONSIBILITIES IN EFFECT IMMEDIATELY PRIOR TO SUCH MATERIAL REDUCTION ("MATERIAL REDUCTION OF DUTIES"), (II) WITHOUT EXECUTIVE'S EXPRESS WRITTEN CONSENT OR OTHER THAN IN CONNECTION WITH A PERCENTAGE SALARY DECREASE GENERALLY APPLICABLE TO SUBSTANTIALLY ALL EMPLOYEES OF THE COMPANY, A MATERIAL REDUCTION OF EXECUTIVE'S COMPENSATION PACKAGE, AS ADJUSTED, IN EFFECT IMMEDIATELY PRIOR TO SUCH REDUCTION, (II) WITHOUT EXECUTIVE'S EXPRESS WRITTEN CONSENT, THE RELOCATION OF EXECUTIVE TO A FACILITY OR LOCATION OUTSIDE OF THE GREATER SILICON VALLEY AREA, I.E. FIFTY MILES OR MORE FROM SAN FRANCISCO, OR (IV) ANY TERMINATION OF THE EXECUTIVE BY THE COMPANY WHICH IS NOT EFFECTED FOR CAUSE, AS DEFINED BELOW. NOTWITHSTANDING THE FOREGOING, EXECUTIVE'S
                          INVOLUNTARY REMOVAL AS EITHER PRESIDENT OR CHIEF EXECUTIVE OFFICER (BUT NOT


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                          BOTH) SHALL BE DEEMED NOT TO BE A MATERIAL REDUCTION
                          OF DUTIES IN THE EVENT OF EITHER A CORPORATE
                          TRANSACTION OR IF SUCH REMOVAL AS EITHER PRESIDENT OR CHIEF EXECUTIVE OFFICER (BUT NOT BOTH) OCCURS AFTER DECEMBER 31, 2000.

                  3.1.2. "CAUSE FOR TERMINATION" SHALL MEAN: (I) EXECUTIVE'S CONVICTION BY, OR ENTRY OF A PLEA OF GUILTY OR NOLO CONTENDERE IN, A COURT OF COMPETENT JURISDICTION FOR ANY CRIME WHICH CONSTITUTES A FELONY IN THE JURISDICTION INVOLVED (OTHER THAN A FELONY TRAFFIC OFFENSE), (II) EXECUTIVE'S MISAPPROPRIATION OF FUNDS OR COMMISSION OF ACT OF FRAUD UPON THE COMPANY, (III) GROSS NEGLIGENCE BY EXECUTIVE IN THE SCOPE OF EXECUTIVE'S SERVICES TO THE COMPANY, WHICH GROSS NEGLIGENCE EXECUTIVE HAS NOT CURED WITHIN THIRTY (30) DAYS OF WRITTEN NOTICE THEREOF, (IV) A WILLFUL MATERIAL BREACH BY EXECUTIVE OF A MATERIAL PROVISION OF THIS AGREEMENT OF THE PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT, WHICH WILLFUL MATERIAL BREACH EXECUTIVE HAS NOT CURED WITHIN (30) DAYS OF WRITTEN NOTICE THEREOF, OR (V) A WILLFUL MATERIAL FAILURE OF EXECUTIVE TO SUBSTANTIALLY PERFORM HIS DUTIES AS PRESIDENT OR CHIEF EXECUTIVE OFFICER WHICH WILLFUL MATERIAL FAILURE EXECUTIVE HAS NOT CURED WITHIN (30) DAYS OF WRITTEN NOTICE THEROF.

         3.2 CAUSE AND VOLUNTARY TERMINATION. The Company shall have the right to terminate Executive's employment hereunder for Cause upon written notice to Executive, but effective no earlier than June 2, 1999. The Executive shall have the right voluntarily to terminate this Agreement at any time upon thirty (30) days' prior written notice to the Company. If Executive voluntarily terminates his employment hereunder or the Company terminates Executive's employment for Cause, the Executive's sole and exclusive right and remedy hereunder shall be the right to receive his accrued Base Compensation, accrued Bonus, if any, outstanding expense reimbursements and accrued Company stock pursuant to the Stock Agreement, through the date of such termination only and the Company shall have no responsibility for the payment of any other compensation or benefits to the Employee for any time period subsequent to such termination except as may be expressly requited by law or the respective terms of benefit arrangements to be paid even upon termination for cause or voluntary termination.

         3.3 TERMINATION WITHOUT CAUSE: CORPORATE TRANSACTION. The Company shall have the right to terminate Executive's employment hereunder without Cause upon written notice to Executive (but such notice shall in no event be issued earlier than June 2, 1999). Should Executive be terminated, without Cause or should there be a CORPORATE TRANSACTION as defined in the Stock Agreement, the Company shall give to Executive: any accrued and unpaid Base Compensation and Bonuses; any accrued pension benefits, insurance benefits and stock options; any stock and related stock purchase rights (per the Stock Agreement, E.G., Sections 2(b)-(f)) and any other rights and benefits to the extent, if at all, Executive is entitled to them through the effective date


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              of the termination under their respective terms or the terms herein. Executive shall also be entitled to continue to receive from the Company his then-current Base Compensation for a period of six (6) months; provided, that, if requested to do so by the Company, Executive shall continue to serve in his capacity(s) averaging not more than two (2) days per week during the initial forty-five (45) calendar day period following notice of termination, and subject to modification by mutual agreement of the Parties including, without limitation, extension of his employment for an additional ninety (90) days to facilitate transition of duties. All such amounts shall be payable in accordance with the Company's general payroll practices.

4. ATTENTION TO DUTIES; CONFLICT OF INTEREST. While employed by the Company, Executive shall devote Executive's full business time, energy and abilities exclusively to the business and interests of InterMune, and shall perform all duties and services in a faithful and diligent manner and to the best of Executive's abilities. Executive shall not, without the Company's prior written consent, render to others, services of any kind for compensation or engage in any other business activity that would materially interfere with the performance of Executive's duties under this Agreement. Executive represents that Executive has no other outstanding commitments inconsistent with any of the terms of this Agreement or the services to be rendered to InterMune. While employed by the Company, Executive shall not no directly or indirectly, whether as a partner, employee, creditor, shareholder, or otherwise, promote, participate or engage in any activity or other business competitive with the Company's business. Executive shall not invest in any company or business which competes in any manner with the Company, except those companies whose securities are listed on national securities exchanges or quoted daily in the Nasdaq National Market listing of THE WALL STREET JOURNAL. Notwithstanding the foregoing, the Company agrees that Executive may devote an average of 20% of each work week to financial consulting services to Connetics Corporation; provided, that Executive's Base Compensation shall be reduced by 20% during such period as he performs such consulting services.

5. PROPRIETARY INFORMATION. Executive agrees to be bound by the terms of the Proprietary Information Agreement and exhibits thereto, which are attached as Exhibit A and incorporated by this reference ("Proprietary Agreement"), and, by the rules of confidentiality promulgated by InterMune from time to time.


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6.   DEATH; DISABILITY

         6.1 DEATH. This Agreement shall terminate automatically upon Executive's death. If Executive's employment hereunder is terminated on account of his death, the Company shall pay To Executive's estate, as its sole right and remedy under this Agreement, all accrued and unpaid Base Compensation, accrued Bonus, if any, and expense reimbursements through the date of Executive's death and the Executive's estate shall also be entitled to receive any then accrued Company stock pursuant to the Stock Agreement, insurance and other rights and benefits, to the extent, if at all, the Executive was entitled to them under their respective terms.

         6.2 DISABILITY. In the event that Executive, because of accident, disability or physical or mental fitness, is incapable of performing his usual duties hereunder, the Company shall have the right to terminate Executives employment hereunder, upon thirty
              (30) days prior written notice to Executive. For purposes of this
              Section 4.2, Executive shall be deemed to have become incapable of performing his usual duties hereunder if the Board shall reasonably determine that Executive is, by reason of any medically determinable physical or mental impairment expected to result in death or to be of a duration of not less than six (6) months, unable to perform consistently and materially his usual duties for the Company with or without reasonable accommodation. If Executive's employment hereunder is terminated pursuant to this
              Section 6.2, the Company shall pay to Executive, as his sole and exclusive right and remedy under this Agreement all accrued and unpaid Base Compensation, Bonuses and reimbursements through the date of Executive's termination and the Executive shall also be entitled to receive any then accrued stock pursuant to the Stock Agreement, insurance and other rights and benefits to the extent, if at all, the Executive was entitled to them under their respective terms.

7.   BINDING ARBITRATION.

         7.1 Any dispute, claim or controversy with respect to Executive's termination of employment with the Company (whether the termination of employment is voluntary or involuntary), and any dispute, claim or controversy with respect to incidents or events leading to such termination or the method or manner of such termination, and any question of arbitrability hereunder, shall be settled exclusively by arbitration.


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         7.2  Executive and InterMune each waive their constitutional rights to have such matters determined by a jury. Instead of a jury trial, an arbitrator shall be chosen by InterMune and Executive. Arbitration is preferred because, among other reasons, it is quicker, less expensive and less formal than litigation in court. The provisions governing arbitration are described in detail in InterMune's Employee Handbook.

         7.3 The arbitrator shall not have the authority to alter, amend, modify, add to or eliminate any condition or provision of this Agreement, including, but not limited to, the "at-will" nature of the employment relationship. The arbitration shall be held in San Mateo County, California. The award of the arbitration shall be final and binding on the parties. Judgment upon the arbitrator's award may be entered in any court, state or federal, having jurisdiction over the parties. If a written request for arbitration is not made within one (1) year of the date of the alleged wrong or violation, all remedies regarding such alleged wrong or violation shall be waived.

         7.4 Should any court determine any provision(s) of this Agreement to arbitrate is void or invalid, the parties specifically intend every other provision of this Agreement to arbitrate to remain enforceable and intact. The parties explicitly and definitely prefer arbitration to recourse to the courts, for the reasons described above, and have prescribed arbitration as the sole and exclusive method of dispute resolution.

         7.5 NO INCONSISTENT OBLIGATIONS. Executive represents that Executive is not aware of any obligations, legal or otherwise, inconsistent with the terms of this Agreement or Executive's undertakings under this Agreement.

8.   MISCELLANEOUS.

         8.1 SUCCESSORS AND ASSIGNS. This Agreement shall be binding on and inure to the benefit of the parties hereto, and their heirs, executors, legal representatives, successors and assigns. Neither party shall have the right to assign its obligations, or all or any portion of their rights or interests under Agreement without the prior written consent of the other party hereto, and any attempt to do so will be null and void; provided, that the Company shall have the right to assign this Agreement in connection with
              (A) any merger or consolidation of the Company with another entity, whether or not the Company is the continuing or surviving entity, in which fifty percent (50%) or more of the Company's voting capital is transferred to holders different from persons or their affiliates who held the immediately prior to such merger or consolidation or (B) any sale of all or substantially all of the Company's assets to another entity or person of which fifty percent (50%) or more of the capital stock is held by holders different from persons or their affiliates who hold voting capital stock of the Company.


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         8.2  WITHHOLDING. Executive hereby agrees to make appropriate arrangements with the Company for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to this Agreement.

         8.3 AMENDMENT. No promises or changes in Executive's status as an employee of the Company or any of the terms and conditions of this Agreement; can be made unless they are made in writing and signed by the Chief Executive Officer of InterMune. This Agreement and the terms and conditions described in it cannot be changed orally or by any conduct of either Executive or InterMune or any course of dealings between Employee, or another person and InterMune.

         8.4 GOVERNING LAW. This Agreement and performance under it, and any suits or special proceedings brought under it, shall be construed in accordance with the laws of the United States of America and the State of California and any arbitration, mediation or other proceeding arising hereunder shall be filed and adjudicated in San Mateo County, California.


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         8.5  SEVERABILITY. If any term or condition, or any part of a term or condition, of this Agreement shall prove to be invalid, void or illegal, it shall in no way affect, impair or invalidate any of the other terms or conditions of this Agreement, which shall remain in full force and effect.

         8.6 WAIVER. The failure of either party at any time to require performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, nor shall a waiver by either party of a breach of any provision hereof be taken or held to be a continuing waiver of such provision, or waiver of any other breach under any other provision of this Agreement.

         8.7 RELIANCE: CONSTRUCTION. The parties to this Agreement represent and acknowledge that in executing this Agreement they do not rely and have not relied upon any representation or statement made by the other party or the other party's agents, attorneys or representatives regarding the subject matter, basis, or effect of this Agreement or otherwise, other than those specifically stated in this written Agreement. This Agreement shall be interpreted in accordance with the plain meaning of its terms and not strictly for or against any party. This Agreement shall be construed as if each party was its author and each party hereby adopts the language of this Agreement as if it were his, her or its own. The captions in this Agreement and its sections, subsections, tables and exhibits are inserted only for convenience and shall not be construed as part of this Agreement or as a limitation on or broadening of the scope of this Agreement or any section, subsection, table or exhibit.

         8.8 COUNTERPARTS. This Agreement may be executed by facsimile signature (which will be as valid as an original signature) and in any number of counterparts, each of which shall be deemed to be an original, and all of which together will constitute one and the same Agreement.

         8.9 NO CONFLICT. Executive covenants and represents that he is not a party in any agreement or understanding which impairs or prohibits his ability to enter into and perform services under this Agreement.

Employee and InterMune have executed this Agreement and agree to enter into and be bound by the provisions hereof as of the date first set forth above.

                           INTERMUNE PHARMACEUTICALS INC.

By:               /s/James T. Healy                  /s/Edward Engleman
         ------------------------------     ----------------------------------
         James T. Healy                     Edward Engleman
         Director                           Director

                             [SIGNATURES CONTINUED]


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By:               /s/John L. Higgins
         -----------------------------------
         John L. Higgins
         Director

Sign:             /s/W. Scott Harkonen
         -----------------------------------
         W. Scott Harkonen


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